Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form F-3 (Registration No. 333-209960) and Registration Statements on Form S-8 (Registration No’s. 333-194875, 333-202394, 333-209947 333-217556, and 333-221830) of Arcturus Therapeutics Ltd. of our report dated May 14, 2018 with respect to the consolidated financial statements of Arcturus Therapeutics Ltd. and its subsidiaries for the year ended December 31, 2017 included in this Annual Report on Form 20-F for the year ended December 31, 2017.

Tel-Aviv, Israel	/s/KOST FORER GABBAY & KASIERER
May 14, 2018	A member of Ernst & Young global